Exhibit 99.1

               HEI ANNOUNCES THIRD QUARTER FISCAL 2005 RESULTS

            -- Revenues Grow 24% Over Third Quarter of Fiscal 2004

            -- Year-to-Date Revenues Increase 30% Over Fiscal 2004

            -- Net Income Of $273,000 In Third Quarter

    MINNEAPOLIS, June 30 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII) ( http://www.heii.com ) today announced results for its third quarter of fiscal 2005, which ended May 28, 2005.

    Net sales for the third quarter of fiscal 2005 were $13.7 million, a 24% improvement over sales of $11.1 million reported in the third quarter of fiscal 2004. The Company reported net income of $273,000 or $0.03 per share in the third quarter this year as compared to a loss of $1.0 million or ($0.12) per share last year.

    For the nine-month period ended May 28, 2005, net sales were $41.6 million, an increase of 30% over the first nine months of fiscal 2004. The Company reported net income for the first nine months of fiscal 2005 of $152,000 or $0.02 per share compared to a loss of $5.2 million or ($0.70) per share for the first nine months of fiscal 2004.

    "This has been a quarter of important accomplishments for the Company," stated Mr. Traynor, President and CEO. "We have maintained our strong year-over-year revenue growth, as well as the year-over-year improvements in gross margins. We have also added three new customers and five new programs with existing customers in the third quarter. Our operating expenses dropped to (excluding non-recurring items) $2.7 million in the quarter from $3.2 million last quarter. In addition, we successfully completed an important equity offering which generated $3.4 million of capital to continue growing the business. We will continue to focus the Company on our core service offerings so as to improve sales, operating efficiencies and income."

    In connection with the recently completed sale of convertible preferred stock, the Company reported a "deemed dividend on preferred shares" in the third quarter. This non-recurring, non-cash item is required by accounting rules when a convertible security is issued at a discount. The amount of this "deemed dividend" is $1,072,000 and is presented as a reduction to the Company's net income to determine "Net income (loss) attributable to common shareholders"; however, the "deemed dividend" has no effect on total shareholders' equity of the Company. The companies net loss attributable to common share holders was $799,000 or ($0.10) per share for the three months ended May 28, 2005 and $921,000 or ($0.11) per share for the nine months ended May 28, 2005.

    "We are very pleased that we could end the quarter in a positive cash position having fully repaid our line of credit," noted Mr. Traynor. "Together with our improved operating results, our successful equity offering enabled us to significantly strengthen our balance sheet and will allow us to generate more business with new and existing customers. The 'deemed dividend' is a reporting requirement associated with our offering which does not affect the Company's improved financial position or shareholder value," concluded Mr. Traynor.

    The Company will hold a conference call to discuss the Company's operating results and business strategies on Thursday, June 30, 2005 at 4:00 p.m. Eastern Time (3:00 p.m. Central Time). This call is being web cast and is also accessible via telephone. To access the listen-only web cast, visit http://www.actioncast.acttel.com and enter Event ID 28309. The conference call can be accessed via telephone by dialing 1-800-366-7449 (outside the US, dial 303-262-2130). Specify conference reservation number 11033915.

HEI, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

                                       Three Months Ended              Nine Months Ended
                                 ----------------------------    ----------------------------
                                 May 28, 2005    May 29, 2004    May 28, 2005    May 29, 2004
                                 ------------    ------------    ------------    ------------
Net sales                        $     13,755    $     11,131    $     41,563    $     32,042
Cost of sales                          11,185           9,980          33,170          29,376
  Gross profit                          2,570           1,151           8,393           2,666
Operating expenses:
  Selling, general
   and administrative                   1,995           1,999           6,381           5,817
  Research, development
   and engineering                        690             737           2,462           2,316
  Gain on claim
   settlement                            (300)              -            (300)              -
  Costs related to
   investigation                            -              94               -             851
  Operating income (loss)                 185          (1,679)           (150)         (6,318)
Other income (expenses)                    88             650             301           1,067
 Income (loss) before
  income taxes                            273          (1,029)            151          (5,251)
Income taxes                                -               -               -               -
Net income (loss)                $        273    $     (1,029)   $        151    $     (5,251)

  Deemed dividend on
   Preferred Stock               $      1,072    $          -    $      1,072    $          -

  Net loss attributable
   to common stock
   holders                       $       (799)   $     (1,029)   $       (921)   $     (5,251)
Earnings (loss) Per
 Common Share:
  Basic and Diluted:
  Net Income (loss)              $       0.03    $      (0.12)   $       0.02    $      (0.70)
  Deemed dividend on
   Preferred Stock                      (0.13)              -           (0.13)              -
  Net loss attributable
   to common stock               $      (0.10)   $      (0.12)   $      (0.11)   $      (0.70)

Weighted Average
 Shares Used in
 EPS Calculation
  Basic:                                8,381           8,310           8,365           7,533
  Diluted:                              8,381           8,310           8,365           7,533

HEI, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                                   May 28,      August 31,
                                                    2005           2004
                                                ------------   ------------
                                                 (unaudited)     (audited)
Cash and cash equivalents                       $        508   $        200
Restricted cash                                            -            481
Accounts receivable, net                               8,330          6,770
Inventories                                            8,315          6,787
Other current assets                                     950         1,8103
Total current assets                                  18,113         15,459
Net property and equipment                             7,152          7,391
Other assets                                           2,194          2,262
Total assets                                    $     27,449   $     25,112

Line of credit                                  $          -   $      1,310
Current maturities of long-term debt                     433            403
Accounts payable and accruals                         10,421         10,332
Total current liabilities                             10,854         12,045
Long-term debt, less current maturities                1,762          1,833
Other long-term liabilities                            1,215          1,277
Total shareholders' equity                            13,618          9,957
Total liabilities and shareholders' equity      $     27,449   $     25,112

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

    Headquarters & Microelectronics Division     PO Box 5000, 1495 Steiger Lake
                                                  Lane, Victoria, MN  55386
    -- Advanced Medical Division                 4801 North 63rd Street,
                                                  Boulder, CO  80301
    -- High Density Interconnect Division        610 South Rockford Drive,
                                                  Tempe, AZ  85281
    RF Identification and Smart Card Division    1546 Lake Drive West,
                                                  Chanhassen, MN  55317

    FORWARD-LOOKING INFORMATION
    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, growth of specific markets, improved results and the estimated HEI revenue, cash flow and profits, HEI's expectations regarding continued listing of HEI's common stock on NASDAQ, are forward-looking statements. All of such forward- looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, our ability to satisfy financial or other obligations or covenants set forth in our banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, HEI's ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI's SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             06/30/2005
    /CONTACT: Mack V. Traynor, CEO, or Timothy Clayton, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /

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